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                                                                    Exhibit 5.1

                     [KOHRMAN JACKSON & KRANTZ LETTERHEAD]


September 12, 2002


Hawk Corporation
Suite 30-5000
200 Public Square
Cleveland, Ohio  44114

Gentlemen:

         We have acted as counsel for Hawk Corporation, a Delaware corporation ("Hawk"), and the domestic subsidiaries of Hawk listed on EXHIBIT A attached hereto (the "Guarantors" and, together with Hawk, the "Company"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) the exchange by the Company of up to $65,000,000 aggregate principal amount of its outstanding 10 1/4% Senior Notes due 2003 and Series B 10 1/4% Senior Notes due 2003 (collectively, the "Old Notes") for up to $66,665,950 aggregate principal amount of its 12% Senior Notes due 2006 (collectively, the "New Notes"); and (ii) the unconditional guarantees of the New Notes by the Guarantors (collectively, the "New Guarantees"), each as described in the Registration Statement. We are furnishing this opinion to you in accordance with the requirements of Section 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein without definition have the meanings assigned to them in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Old Notes and the form of the indenture that will govern the New Notes (the "New Indenture") and form of New Note that have been filed with the Commission as exhibits to the Registration Statement (collectively, the "Documents"), as well as such other public, corporate documents, records and certificates of officers of the Company as we have deemed necessary or appropriate in connection with this opinion letter.

         In rendering the opinions set forth below, we have assumed the following: (a) the authenticity of all documents submitted to us as originals;
(b) the conformity of any documents submitted to us as copies to their respective originals; (c) the authenticity of all signatures (other than those of officers and directors of the Company) of the persons executing the Documents and the documents and instruments executed pursuant to the terms thereof; (d) the legal capacity of all natural persons; (e) the accuracy of all reports and certificates received from public officials; (f) as to persons other than the Company, the power and authority to execute and deliver, the due authorization, execution and delivery of, and the validity, binding effect and enforceability against such persons of, the Documents and all documents, instruments and agreements contemplated by

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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
September 12, 2002
Page 2



the Documents; (g) that the proceeds to be received by each Guarantor in connection with the issuance of the New Notes constitute adequate consideration for the New Guarantee to which that Guarantor is a party; (h) the due execution, authentication, issuance and delivery by the trustee of the New Notes in exchange for Old Notes as described in the Registration Statement; (i) the due qualification of the New Indenture under the Trust Indenture Act of 1939, as amended; and (j) that the Registration Statement has been declared effective by the Commission.

         In opining herein, we have made no independent investigation of the applicable facts other than a review of information in our files and certificates of officers of the Company.

         Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that: (a) the New Notes, when executed and authenticated in accordance with the provisions of the New Indenture and delivered in exchange for the Old Notes as described in the Registration Statement, will constitute valid and legally binding obligations of Hawk, enforceable in accordance with and subject to the terms thereof; and (b) the New Guarantees, when executed in accordance with the provisions of the New Indenture and when the New Notes are delivered in exchange for the Old Notes as described in the Registration Statement, will constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with and subject to the terms thereof.

         The opinions set forth above are subject to the following qualifications: (a) the enforceability against any party of any instrument or obligation referred to in this opinion is subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally; and (b) the enforceability against any party of any instrument or obligation referred to in this opinion is subject to general principles of equity and the discretion of a court in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing.

         Notwithstanding anything herein to the contrary, we express no opinion as to: (a) the enforceability of provisions regarding the waiver of various substantive and procedural rights of the Guarantors; (b) the validity of any indemnification or contribution provision to the extent the same may be subject to prohibitions against indemnification for liabilities under applicable federal or state laws and regulations relating to securities or by policies underlying such laws and regulations; (c) the validity and enforceability of any agreement, covenant or understanding that legal fees may be paid by, or are collectible from, a defaulting party; or (d) the enforceability of any provision of the New Guarantees that purports to restrict the right, if any, of any Guarantor under Ohio Revised Code section 1341.04 to require the holders of the New Notes, upon the demand of such Guarantor, to commence an action against the Company, to proceed with due diligence to obtain judgment against the Company and to recover by execution the amount thereof, as a condition precedent to the enforcement of the New Guarantee against that Guarantor.

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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
September 12, 2002
Page 3



         The foregoing opinions are limited to matters of federal law, the General Corporation Law of the State of Delaware and the laws of the State of Ohio. We are qualified to practice law only in the State of Ohio, and do not purport to be experts in the laws of any other state other than the General Corporation Law of the State of Delaware.

         We bring to your attention that Byron S. Krantz, a partner of this firm, is a stockholder, a director and the Secretary of Hawk and a director and the Secretary of each of the Guarantors, that Marc C. Krantz, a partner of this firm, is an Assistant Secretary of Hawk and each of the Guarantors, and that other partners and employees of this firm may from time to time be stockholders of Hawk.

         The opinions set forth herein are solely for the use and benefit of the addressee hereof in connection with the transactions described in the Registration Statement upon the understanding that we are not hereby assuming any professional responsibility to any other person or entity whatsoever and that the opinions are not to be quoted in whole or in part or otherwise referred to in any documents or instruments, or relied upon by any other person or entity, without our prior written consent. The information set forth herein is as of the date of this opinion letter, and we disclaim any undertaking to advise you of any changes which thereafter may be brought to our attention.

         We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus and consent solicitation statement included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                          Sincerely,

                                          KOHRMAN JACKSON & KRANTZ P.L.L.


                                          By: /s/ Steven C. Bersticker
                                              -------------------------------
                                              Steven C. Bersticker, a partner

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                                    EXHIBIT A

                    Domestic Subsidiaries of Hawk Corporation
                    -----------------------------------------

                           Allegheny Clearfield, Inc.
                              Friction Products Co.
                                 Hawk MIM, Inc.
                                Hawk Motors, Inc.
                      Hawk Precision Components Group, Inc.
                                  Helsel, Inc.
                           Logan Metal Stampings, Inc.
                           Net Shape Technologies LLC
                         Quarter Master Industries, Inc.
                              Sinterloy Corporation
                               S.K. Wellman Corp.
                           S.K. Wellman Holdings, Inc.
                          Tex Racing Enterprises, Inc.